Exhibit 4

Execution Version

No.	Issue Date:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

SD COMPANY, INC.

COMMON STOCK PURCHASE WARRANT

THIS STOCK PURCHASE WARRANT (this “Warrant”) certifies that D4D LLC, a Texas limited liability company, or its assignee(s) (each a “Holder”), is entitled, upon the terms and subject to the conditions hereinafter set forth, during the Term, but not thereafter, to subscribe for and purchase from SD Company, Inc., a Utah corporation (the “Company”), shares of the Company’s restricted Common Stock (the “Shares”) as set forth herein. This Warrant is issued in connection with that certain Secured Convertible Promissory Note dated on or about the date hereof by and between Holder and Company (the “Note), which is (a) automatically convertible into Qualified Financing Shares, or (b) voluntarily convertible into Non-Qualifying Financing Shares or Change of Control Shares, as those terms are defined in the Note, in accordance with the Note’s terms (collectively, the “Conversion Shares”). The following is a statement of the rights of the Holder of this Warrant and the conditions to which this Warrant is subject, to which the Holder, by the acceptance of this Warrant, agrees:

Section 1. Certain Definitions. Any capitalized terms that are not defined in this Warrant shall be defined as set forth in the Note.

1.1 “Change of Control” shall mean a change in ownership or control of the Company effected through any of the following transactions:

(a) a merger, consolidation or other reorganization approved by the Company’s stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Company’s outstanding voting securities immediately prior to such transaction, or

(b) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Company’s assets in liquidation or dissolution of the Company, or

(c) the acquisition, directly or indirectly by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a stock purchase transaction or a tender or exchange offer made directly to the Company’s stockholders (except that the sale by the Company of shares of its capital stock to investors in bona fide capital raising transactions shall not be deemed to be a Change of Control for this purpose).

In no event shall any public offering of the Company’s securities be deemed to constitute a Change of Control.

1.2 “Change of Control Shares” means the equity securities sold by the Company in a Change of Control.

1.3 “Exercise Price” means (a) 100% of the per share purchase price paid for (i) the Qualified Financing Shares by the investors in the Qualified Equity Financing. (ii) the Non-Qualified Financing Shares issued to the investors in the Non-Qualified Financing in which the Note was converted, or (b) 70% of the per share purchase price paid for the Change of Control Shares transferred to the recipients in connection with a Change of Control in which the Note was converted.

1.4 “Expiration Date” shall mean the fourth anniversary of the Offering Date.

1.5 “IPO” means a firm commitment underwritten initial public offering of the Company’s Common Stock pursuant to a registration statement declared effective by the Securities and Exchange Commission.

1.6 “Non-Qualified Equity Financing” means any equity financing other than a Qualified Equity Financing.

1.7 “Non-Qualified Financing Shares” means that number of fully paid and nonassessable shares of the equity security sold by the Company in such Non-Qualified Equity Financing.

1.8 “Offering Date” shall mean the date of the consummation of a Qualified Equity Financing.

1.9 “Qualified Equity Financing” means an Initial Public Offering or any other transaction (or series of related transactions occurring within any six-month period) after the date of this Note in which the Company issues and sells its equity securities in exchange for aggregate gross proceeds of at least thirty million dollars ($30,000,000) (excluding Permitted Issuances and any amounts received upon conversion or cancellation of indebtedness) in any transaction that is approved by the Company’s Board of Directors as a “Qualified Equity Financing”. None of the following issuances of securities (each a “Permitted Issuance”) shall constitute a Qualified Equity Financing:

(i) the Note, the Conversion Securities, or the Warrant Shares;

(ii) securities issued in connection with any stock or unit split of or stock or unit dividend on the Company’s securities;

(iii) securities issued to the Company’s employees, officers, directors, consultants, advisors or service providers pursuant to any plan, agreement or similar arrangement approved by the Company’s Board of Directors;

(iv) securities issued to banks or equipment lessors;

(v) securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships;

(vi) securities issued in connection with a bona fide business acquisition of or by the Company (whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise);

(vii) securities issued for a charitable purpose;

(viii) any right, option or warrant to acquire any security convertible into or exercisable for the securities listed in clauses (i) through (vii) above.

1.10 “Qualified Financing Shares” means the equity securities issued by the Company in a Qualified Equity Financing, with such rights, preferences, privileges and restrictions, contractual or otherwise, as are applicable to the securities issued by the Company in the Qualified Equity Financing.

1.11 “Term” shall mean the date that this Warrant is issued, as specified at the top of this Warrant, upon Conversion of the Note and ending on the Expiration Date.

1.12 “Warrant Shares” shall have the meaning set forth in Section 2.1.

Section 2. Exercise of Warrant.

2.1 Holder shall be entitled, upon the terms and subject to the conditions set forth herein, for the Term of this Warrant, to subscribe for and purchase, for the Exercise Price, a number of Shares computed as follows (each, the “Warrant Shares”):

(a) that number of Shares equal to the number of Qualified Financing Shares issued to the Holder upon conversion of the Note upon the occurrence of a Qualified Equity Financing.

(b) that number of Shares equal to the number of Non-Qualified Financing Shares issued to the Holder upon conversion of the Note; or

(c) that same number of Shares equal to the number of Change of Control Shares issued to the Holder upon conversion of the Note.

Section 3.

3.1 The purchase rights represented by this Warrant are exercisable by the Holder, in whole or in part, by the surrender of this Warrant and the Notice of Exercise annexed hereto duly executed at the Company’s principal executive office (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of the Holder appearing on the books of the Company), and upon payment of the aggregate Exercise Price of the Warrant Shares thereby purchased (by cash or by check or bank draft payable to the order of the Company); whereupon the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. The Company agrees that if at the time of the surrender of this Warrant and purchase of the Shares, the Holder shall be entitled to exercise this Warrant, the Warrant Shares so purchased shall be and be deemed to be issued to the Holder as the record owner of such Warrant Shares as of the close of business on the date on which this Warrant shall have been exercised as aforesaid or on such later date requested by the Holder or on such earlier date agreed to by the Holder and the Company.

3.2 In lieu of exercising this Warrant by payment of cash or check or bank draft payable to the order of the Company pursuant to Section 2.1 above, the Holder may elect to receive Warrant Shares equal to the value of this Warrant (or the portion thereof being exercised), at any time after the date hereof and before the close of business on the Expiration Date, by surrender of this Warrant at the principal executive office of the Company, together with the Notice of Conversion annexed hereto, in which event the Company will issue to the Holder, Shares in accordance with the following formula:

X	=	Y (A-B)
A

Where,	X	=	The number of Warrant Shares
	Y	=	The number of Conversion Shares issued to Holder
	A	=	The Fair Market Value of one Share at the time of exercise; and
	B	=	The Exercise Price.

(a) For purposes of this Section 2.2, the “Fair Market Value” of a Share is defined as follows:

(i) If the exercise is conditional upon a Change of Control, then the fair market value shall be the per share value received in such Change of Control.

(ii) If the Common Stock is traded on a securities exchange, then the value shall be deemed to be the average of the closing prices on such exchange or market over the thirty (30) day period ending three (3) days prior to the date of the Notice of Conversion;

(1) if the Common Stock is actively traded over-the-counter, then the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the date of the Notice of Conversion; or

(iii) if there is no active public market, then the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

Section 4. Nonassessable. The Company covenants that all Shares which may be issued upon the exercise of rights represented by this Warrant will, upon exercise of the rights represented by this Warrant, be validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof. Certificates for Shares purchased hereunder shall be delivered to the Holder promptly after the date on which this Warrant shall have been exercised.

Section 5. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the then current fair market value (determined in accordance with Section 2.2(a)) of a Share shall be paid in cash to the Holder.

Section 6. Assignment. Subject to compliance with the Securities Purchase Agreement, including Section 5.9 thereof, this warrant shall be assignable, in whole or in part, to any assignee of Holder, including, but not limited to, the members of Holder (each, a “Member”) pro rata in proportion to their membership percentages. If Holder desires to assign this Warrant to its Members, Holder shall surrender this Warrant to the Company, who shall, within 5 business days of such surrender, re-issue the rights represented by this Warrant to the Members in accordance with their respective membership percentages (the “Reissued Warrant”), and shall comply with the requirements of Section 5.9 under the Securities Purchase Agreement. The Reissued Warrant shall be issued upon terms and conditions no less favorable than those contained in this Warrant. Upon assignment duly completed under the terms of this section, each assignee shall have the rights of Holder under this Agreement.

Section 7. Charges, Taxes and Expenses. Issuance of certificates for Shares upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder.

Section 8. No Rights as Shareholders. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

Section 9. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, a Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day that is not a Saturday, Sunday or legal holiday.

Section 10. Adjustments. The Exercise Price and the number of Shares purchasable hereunder are subject to adjustment from time to time as set forth in this Section 9.

10.1 Reclassification, etc. If the Company, at any time while this Warrant, or any portion hereof, remains outstanding and unexpired by reclassification of securities or otherwise, shall change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities or any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the purchase rights under this Warrant immediately prior to such reclassification or other change and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment as provided in this Section 9.

10.2 Subdivision or Combination of Shares. In the event that the Company shall at any time subdivide the outstanding securities as to which purchase rights under this Warrant exist, or shall issue a stock dividend on the securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding securities as to which purchase rights under this Warrant exist, the number of securities as to which purchase rights under this Warrant exist immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

10.3 Cash Distributions. No adjustment on account of cash dividends or interest on the securities as to which purchase rights under this Warrant exist will be made to the Exercise Price under this Warrant.

Section 11. Notice of Certain Events. The Company shall provide the Holder with at least twenty (20) days notice prior to the closing of a Change of Control (similar in manner and in substance to the notice provided by the Company to its stockholders and/or optionholders).

Section 12. Miscellaneous.

12.1 Loss, Theft, Destruction or Mutilation of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new Warrant executed in the same manner as this Warrant and of like tenor and amount.

12.2 Waivers and Amendments. This Warrant and the obligations of the Company and the rights of the Holder under this Warrant may be amended, waived, discharged or terminated (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) with the written consent of the Company and Holder. Any amendment, waiver discharge or termination effected in accordance with this Section 12.2 shall be binding upon each Holder and the Company.

12.3 Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder shall be in writing and faxed, mailed or delivered to each party at the respective addresses of the parties at such address or facsimile number as the Company shall have furnished to the Holder, or the Holder may have furnished to the Company, in writing.

12.4 Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Warrant and the balance of this Warrant shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

12.5 Successors and Assigns. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights under this Warrant are transferable in whole or in part by the Holder to any person or entity upon written notice to the Company. The transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the holders one or more appropriate new warrants. Except as otherwise expressly provided in this Warrant, the provisions of this Warrant shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Company and the Holder.

12.6 Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to the Holder, upon any breach or default of the Company under this Warrant shall impair any such right, power, or remedy of the Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of the Holder of any breach or default under this Warrant or any waiver on the part of the Holder of any provisions or conditions of this Warrant must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Warrant or by law or otherwise afforded to the Holder, shall be cumulative and not alternative.

12.7 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant.

12.8 Construction. The language used in this Warrant will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

12.9 Governing Law. This Warrant shall be governed by and construed under the laws of the State of Utah, without regard to conflicts of law principles.

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IN WITNESS WHEREOF, the Company has caused this Stock Purchase Warrant to be executed by its duly authorized officer.

COMPANY:

SD Company, Inc.

By:
Name:
Title:

ACCEPTED AND AGREED TO BY HOLDER:

D4D LLC

By: Hard 4 Holdings, LLC, its Managing Member

By:
Name: Reid Walker
Title: Manager

[Signature Page to Warrant]

NOTICE OF EXERCISE

TO: SD Company, Inc.

[Address]

1.	The undersigned hereby elects to purchase shares (the “Shares”) of the Stock of SD Company, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

2.	Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

Name:
Address:

3.	The undersigned confirms that the undersigned is an “accredited investor”, and that the Shares are being acquired for the account of the undersigned for investment only and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or selling the Shares.

(Date)	(Signature)

(Print Name)

NOTICE OF CONVERSION

TO: SD Company, Inc.

[Address]

1.	The undersigned hereby elects to convert the attached Warrant into shares (the “Shares”) of the Stock (the “Shares”) of SD Company, Inc. pursuant to Section 2.2 of such Warrant, which conversion shall be effected pursuant to the terms of the attached Warrant.

2.	Please issue a certificate or certificates representing the Shares in the name of the undersigned or in such other name as is specified below:

Name:
Address:

3.	The undersigned represents that the undersigned is an “accredited investor,” and that the Shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares.

(Date)	(Signature)

(Print Name)